EXHIBIT 23.7
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10 February 1999



The Board of Directors
LaSalle Partners Incorporated
Chicago, Illinois


The Board of Directors
Jones Lang Wootton Australia Pty Limited
Level 27, Northpoint
Miller Street
NORTH SYDNEY NSW 2060


Ladies and Gentlemen:


We agree to the reference to our firm under the caption "Experts" and "Exhibits and Financial Schedules" in the revised Form S-3 Registration Statement with respect to the combined financial statements of the Jones Lang Wootton Australasia Group.



/s/ Ernst & Young
ERNST & YOUNG

Sidney New South Wales, Australia